CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Christopher Kings, Chief Executive Officer – Finance and Administration, and Jeffrey White, Chief Financial Officer, Chief Accounting Officer and Treasurer of Franklin Templeton Variable Insurance Products Trust (the “Registrant”), each certify to the best of their knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer – Finance and Administration	Chief Financial Officer, Chief Accounting Officer and Treasurer
Franklin Templeton Variable Insurance	Franklin Templeton Variable Insurance
Products Trust	Products Trust

/s/ Christopher Kings	/s/ Jeffrey White
Christopher Kings	Jeffrey White
Date: August 26, 2025	Date: August 26, 2025

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.